EXHIBIT 24.1
              Consent of Stephen C. Ryan & Associates


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              CONSENT OF STEPHEN C. RYAN & ASSOCIATES


         The undersigned hereby consents to the reference to it under the caption "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement referred to above. The undersigned also consent to the inclusion in the Registration Statement of its opinions as Exhibit 5.1 and 8.1 thereto.


                         /s/ STEPHEN C. RYAN & ASSOCIATES
                         --------------------------------
                             Stephen C. Ryan & Associates

                         February 21, 1997